Exhibit 4.4

EXECUTION  VERSION

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE dated as of November 21, 2018 by and among CSC Holdings, LLC, a limited liability company incorporated and existing under the laws of Delaware (the “Issuer”), the additional guarantors set forth in Schedule I hereto (the “Additional Guarantors” and each an “Additional Guarantor”) and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer, the Trustee and the other parties thereto have heretofore executed and delivered an indenture, dated as of September 23, 2016 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 5.500% Senior Guaranteed Notes due 2027 (the “Notes”);

WHEREAS, pursuant to Sections 9.01, 9.05 and 10.05 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, each party hereto has duly authorized the execution and delivery of this Supplemental Indenture and has done all things necessary to make this Supplemental Indenture a valid agreement in accordance with its terms;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Additional Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE 1
Defined Terms

Section 1.01.                          Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital thereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2
Obligations and Agreements; Agreement to be Bound; Agreement to Guarantee; Limitations

Section 2.01.                          Obligations and Agreements. Each Additional Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.02.                          Agreement to be Bound. Each Additional Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.03.                          Agreement to Guarantee.  Each Additional Guarantor hereby agrees, jointly and severally with all other Guarantors on the date hereof, to unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 and Article 12 of the Indenture.

Section 2.04.                          Limitations on Note Guarantee. Each of the Additional Guarantors’ Note Guarantee is hereby limited pursuant to Section 10.07 of the Indenture.

ARTICLE 3
Miscellaneous

Section 3.01.                          Notices.  All notices and other communications to the Additional Guarantors shall be given as provided in the Indenture, at their address set forth below:

[Additional Guarantor]

1 Court Square West

Long Island City, NY 11101

United States

with a copy to the Issuer at:

CSC Holdings, LLC

1 Court Square West

Long Island City, NY 11101

United States

Facsimile: +1 (516) 803-2577

Section 3.02.                          Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.03.                          Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04.                          Jurisdiction. Each Additional Guarantor irrevocably (i) agrees that any legal suit, action or proceeding against it arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan, The City of New York court and (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding.

Section 3.05.                          Severability Clause.  In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.06.                          Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.07.                          Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 3.08.                          Headings.  The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 3.09.                          Successors.  All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors and assigns, whether so expressed or not.

Section 3.10.                          Trustee.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture and shall not be responsible for or in respect of the sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which have been made by the Issuer and the Additional Guarantors.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

CSC HOLDINGS, LLC, as Issuer

By:	/s/ Charles Stewart
Name:	Charles Stewart
Title:	Vice President, Treasurer and Chief Financial Officer

(Signature Page to Supplemental Indenture (2027 Senior Guaranteed Notes))

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:	/s/ Kathryn Fischer
Name:	Kathryn Fischer
Title:	Vice President

By:	/s/ Debra A. Schwalb
Name:	Debra A. Schwalb
Title:	Vice President

(Signature Page to Supplemental Indenture (2027 Senior Guaranteed Notes))

A R H, LTD.; CABLE SYSTEMS, INC.;  CEBRIDGE ACQUISITION, LLC; CEBRIDGE CONNECTIONS, INC.; CEBRIDGE CONNECTIONS FINANCE CORP.; CEBRIDGE CORPORATION; CEBRIDGE GENERAL, LLC; CEBRIDGE LIMITED, LLC; CEBRIDGE TELECOM CA, LLC; CEBRIDGE TELECOM GENERAL, LLC; CEBRIDGE TELECOM ID, LLC; CEBRIDGE TELECOM IN, LLC; CEBRIDGE TELECOM KS, LLC; CEBRIDGE TELECOM KY, LLC; CEBRIDGE TELECOM LA, LLC; CEBRIDGE TELECOM LIMITED, LLC; CEBRIDGE TELECOM MO, LLC; CEBRIDGE TELECOM MS, LLC; CEBRIDGE TELECOM NC, LLC; CEBRIDGE TELECOM NM, LLC; CEBRIDGE TELECOM OH, LLC; CEBRIDGE TELECOM OK, LLC; CEBRIDGE TELECOM TX, L.P.; CEBRIDGE TELECOM VA, LLC; CEBRIDGE TELECOM WV, LLC; CEQUEL III COMMUNICATIONS I, LLC; CEQUEL III COMMUNICATIONS II, LLC; CEQUEL COMMUNICATIONS II, LLC; CEQUEL COMMUNICATIONS III, LLC; CEQUEL COMMUNICATIONS, LLC; CEQUEL COMMUNICATIONS ACCESS SERVICES, LLC; CLASSIC CABLE, INC.; CLASSIC CABLE OF LOUISIANA, L.L.C.; CLASSIC CABLE OF OKLAHOMA, INC.; CLASSIC COMMUNICATIONS, INC.; FRIENDSHIP CABLE OF ARKANSAS, INC.; FRIENDSHIP CABLE OF TEXAS, INC.; HORNELL TELEVISION SERVICES INC.; KINGWOOD HOLDINGS LLC; MERCURY VOICE AND DATA, LLC; NPG CABLE, LLC; NPG DIGITAL PHONE, LLC; ORBIS1, L.L.C.; TCA COMMUNICATIONS, L.L.C.; UNIVERSAL CABLE HOLDINGS, INC.; W.K. COMMUNICATIONS, INC.; KINGWOOD SECURITY SERVICES, LLC

each, as an Additional Guarantor

By:	/s/ Charles Stewart
Name:	Charles Stewart
Title:	Vice President, Treasurer and Chief Financial Officer

(Signature Page to Supplemental Indenture (2027 Senior Guaranteed Notes))

CEBRIDGE ACQUISITION, L.P., as an Additional Guarantor

By:	CEBRIDGE GENERAL, LLC, its sole general partner

By:	/s/ Charles Stewart
Name:	Charles Stewart
Title:	Vice President, Treasurer and Chief Financial Officer

(Signature Page to Supplemental Indenture (2027 Senior Guaranteed Notes))

SCHEDULE 1

1.              A R H, LTD.

2.              CABLE SYSTEMS, INC.

3.              CEBRIDGE ACQUISITION, LP

4.              CEBRIDGE ACQUISITION, LLC

5.              CEBRIDGE CONNECTIONS, INC.

6.              CEBRIDGE CONNECTIONS FINANCE CORP.

7.              CEBRIDGE CORPORATION

8.              CEBRIDGE GENERAL, LLC

9.              CEBRIDGE LIMITED, LLC

10.       CEBRIDGE TELECOM CA, LLC

11.       CEBRIDGE TELECOM GENERAL, LLC

12.       CEBRIDGE TELECOM ID, LLC

13.       CEBRIDGE TELECOM IN, LLC

14.       CEBRIDGE TELECOM KS, LLC

15.       CEBRIDGE TELECOM KY, LLC

16.       CEBRIDGE TELECOM LA, LLC

17.       CEBRIDGE TELECOM LIMITED, LLC

18.       CEBRIDGE TELECOM MO, LLC

19.       CEBRIDGE TELECOM MS, LLC

20.       CEBRIDGE TELECOM NC, LLC

21.       CEBRIDGE TELECOM NM, LLC

22.       CEBRIDGE TELECOM OH, LLC

23.       CEBRIDGE TELECOM OK, LLC

24.       CEBRIDGE TELECOM TX, L.P.

25.       CEBRIDGE TELECOM VA, LLC

26.       CEBRIDGE TELECOM WV, LLC

27.       CEQUEL III COMMUNICATIONS I, LLC

28.       CEQUEL III COMMUNICATIONS II, LLC

29.       CEQUEL COMMUNICATIONS II, LLC

30.       CEQUEL COMMUNICATIONS III, LLC

31.       CEQUEL COMMUNICATIONS, LLC

32.       CEQUEL COMMUNICATIONS ACCESS SERVICES, LLC

33.       CLASSIC CABLE, INC.

34.       CLASSIC CABLE OF LOUISIANA, L.L.C.

35.       CLASSIC CABLE OF OKLAHOMA, INC.

36.       CLASSIC COMMUNICATIONS, INC.

37.       FRIENDSHIP CABLE OF ARKANSAS, INC.

38.       FRIENDSHIP CABLE OF TEXAS, INC.

39.       HORNELL TELEVISION SERVICES INC.

40.       KINGWOOD HOLDINGS LLC

41.       MERCURY VOICE AND DATA, LLC

42.       NPG CABLE, LLC

43.       NPG DIGITAL PHONE, LLC

44.       ORBIS1, L.L.C.

45.       TCA COMMUNICATIONS, L.L.C.

46.       UNIVERSAL CABLE HOLDINGS, INC.

47.       W.K. COMMUNICATIONS, INC.

48.       KINGWOOD SECURITY SERVICES, LLC